                                                                 EXHIBIT (a)(11)

                      STOCK OPTION EXCHANGE PROGRAM UPDATE

Due to the move of Informatica's headquarters to the new Pacific Shores location, new contact information for the administration of the Exchange Program will be effective as of 8:00 a.m. August 27, 2001.

- All forms must be received Deborah Haynes by 9:00 p.m. Pacific Time, September 12, 2001. Beginning Monday, August 27, 2001 please mail, courier, or fax your Election Form or Notice to Withdraw to Deborah Haynes at the following address or fax number:

                           2100 Seaport Blvd.
                           Redwood City, California 94063
                           U.S.A.
                           Phone: 650-385-5146
                           Fax:   650-385-4110

- Beginning Monday, August 27, 2001, direct all questions regarding the Stock Option Exchange Program to:

         Peter McGoff                       Jeff True
         650-385-5244                       650-385-5480
         pmcgoff@informatica.com            jtrue@informatica.com

- Until 5 p.m. Thursday, August 24, 2001, the addresses, phone and fax numbers will remain the same as disclosed in the option exchange documents, and as posted on the HR Intranet.